2013-12-11, 14:12:04, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Herrick.L	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2377239
Security designation	Common Shares
Opening balance of securities held	617127
Date of transaction	2013-12-10
Nature of transaction	10-Acquisition or disposition in the public market
Number or value or securities	5000
Disposed of
Unit price or exercise price	8.8500	Currency	American Dollar

Closing balance of securities held	612127	Insider’s
		calculated
		balance
Filing date/time	2013-12-11
	14:11:14
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

Insider:	Herrick.L	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2377240
Security designation	Common Shares
Opening balance of securities held	612127
Date of transaction	2013-12-10
Nature of transaction	10-Acquisition or disposition in the public market
Number or value or securities	30000
Disposed of
Unit price or exercise price	9.4000	Currency	Canadian Dollar

Closing balance of securities held	582127	Insider’s
		calculated
		balance
Filing date/time	2013-12-11
	14:12:01
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities